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                                                                   Exhibit 23(i)
                                                                   -------------




                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


To the Board of Directors
Ocean West Enterprises, Inc.
   dba Ocean West Funding



We consent to the use of our Independent Auditors' Report dated June 22, 2001 covering the financial statements of Ocean West Enterprises, Inc., dba Ocean West Funding as of and for the year ended March 31, 2001, in the Pre-Effective Amendment No. 3 to Form S-1 registration statement to be filed with the Commission on approximately January 28, 2002.

We also consent to the reference to us as experts in matters of accounting and auditing in this registration statement.


/s/ Stonefield Josephson, Inc.


Santa Monica, California
January 25, 2002